Exhibit 10.7

NOTE: Portions of this Exhibit are the subject of a Confidential Treatment Request by the Registrant to the Securities and Exchange Commission (the “Commission”).  Such portions have been redacted and are marked with a “[***]” in the place of the redacted language.  The redacted information has been filed separately with the Commission.

Change Order No. 5

December 6, 2010
Stone & Webster, Inc.
1430 Enclave Parkway
Houston, TX  77077

Pursuant to Article 8.2 of the original Engineering and Procurement Agreement dated August 7, 2007 (the “Agreement”), by and between Hoku Materials, Inc. (“Owner”) and Stone & Webster, Inc. (“Contractor”), as amended by Change Order No. 1, Change Order No. 2, and Change Order No. 3, and Change Order No. 4 (collectively, the “Prior Change Orders”), Owner and Contractor hereby agree to the following Change of the Hoku poly-silicon plant project (the “Project”) and the Agreement, which are effective as of the last date set forth on the signature page hereto:

(1)	Capitalized terms not otherwise defined in this Change Order are defined in the Agreement or the Prior Change Orders, as applicable.

(2)
Notwithstanding any prior notices from Owner to suspend Work, Owner on July 21, 2010 directed Contractor to resume all Work identified in the Exhibit A to the Agreement (“Contractor’s Scope Of Work) for all the Functional Areas, with the exception of Work directly related to the TCS Functional Areas, which Work shall remain suspended until further notice.

(3)
This Change Order 5 includes the Scope of Work and estimated costs identified in Contractor’s Change Notices thru CN 178. The Scope of Work as defined by Exhibit A of the Agreement and modified by previous Change Orders is hereby revised in accordance with Exhibit C to this Change Order 5.

(4)
Contractor agrees to allocate adequate resources to the Project and provide additional engineers/personnel as may be required, or as may be reasonably directed by Hoku to mitigate any impact that engineering activities may have on the overall Project schedule.

(5)
The date for completion of the design of “Partial Commercial Operation” (“PCO”) as described in Exhibit A to the amended Agreement (as further modified by Exhibit C to this Change Order 5) is now scheduled to be accomplished on or before the week of December 26, 2010. In connection therewith, both Contractor and Owner agree to the target delivery schedule shown in Exhibit A hereto and payment plan for “PCO” as illustrated in Exhibit B hereto.

(6)
The date for completion of the design of “Added Scope” (“AS”) as described in Exhibit A and the last page of Exhibit C hereto is now scheduled to be accomplished on or before the week of January 16, 2011 (except 26 Process Diagrams for Unit 65 FCO which are due by January 30, 2011). In connection therewith, both Contractor and Owner agree to the target delivery schedule shown in Exhibit A hereto and payment plan for “AS” as illustrated in Exhibit B.

(7)
Contractor will provide weekly billings based on the payment schedule contained in Exhibit B to this Change Order 5. The weekly billings will be paid by Owner via wire transfer within five (5) days after the issue of the invoice by Contractor. In connection therewith, once Contractor has issued a weekly invoice, it shall provide written notice to Owner of the engineering drawings and/or deliverables associated with such invoice. Owner agrees to review the invoice and the notice within forty-eight (48) hours of receipt of the invoice and shall advise Contractor within the same forty  eight (48) hour period of any concerns or errors in such invoice that could delay payment. Contractor shall hold the drawings associated with the scheduled payment until actual payment is received by Contractor. Then, within one business day after receipt of the aforementioned payment, Contractor shall deliver to Owner the drawings/deliverables that correspond to the payment.

(8)
It is understood that the payment schedule contained in Exhibit B hereto will not necessarily correspond to the actual man-hours expended to complete the “PCO” and “AS” Work. Accordingly, within thirty (30) days after the last scheduled payment listed on Exhibit B hereto, Contractor shall submit to Owner an invoice to reconcile the scheduled payment amounts against the actual amounts due Contractor based on the actual man hours expended and the rates contained in the amended Agreement. In the event that payments made by Owner under the Exhibit B payment schedule exceed the amounts owed to Contractor based on the actual man hours expended and the rates contained in the amended Agreement, then Contractor shall reimburse/payback to Owner the amount of any overpayment within fifteen (15) days of such reconciliation. Likewise, in the event that payments made by Owner under the Exhibit B payment schedule are less than amounts owed to Contractor based on the actual man hours expended and the rates contained in the amended Agreement, then Owner shall make an additional payment to Contractor for the amount of any under payment within fifteen (15) days of such reconciliation. Any Work performed by the Contractor for Owner after the last scheduled payment contained in Exhibit B hereto shall be paid in accordance with the terms of the amended Agreement.

(9)
The parties agree that the estimated cost to Owner for the remaining Contractor’s Work to achieve “PCO” should be approximately the budget defined in Exhibit B and the cost to Owner to complete the “AS” Work should be approximately the total budget defined in Exhibit B; provided, however, that nothing herein shall (a) fix the Contract amount or guarantee that “PCO” and/or “AS” will be obtained for the above referenced budgets or (b) in any way alter or diminish the provisions of the Agreement or Prior Change Orders.

(10)	Any additional requests from Owner to Contractor in the future will be managed by a separate change order agreement.

(11)
Except for the Modifications specifically set forth above, this Change Order No. 5 does not amend the Agreement or Prior Change Orders, and all such terms and conditions shall remain in full force and effect.

[Signature Page Follows]

Please sign below to acknowledge your agreement with this Change Order No. 5.

Sincerely yours,

HOKU MATERIALS, INC.

By:	/s/ (Mike) Tao Zhang
Name:	(Mike) Tao Zhang
Title:	President, Hoku Materials

Acknowledged and agreed as of December 06, 2010.

STONE & WEBSTER, INC.

By:	/s/ Jose Montalvo
Name:	Jose Montalvo
Title:	Sr. VP Petrochemicals

EXHIBIT A

[***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT B

[***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION

EXHIBIT C

[***]

*** CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION